EXHIBIT 99.2

TRANSACTIONS IN THE SHARES OF THE ISSUER BY THE REPORTING

PERSONS DURING THE LAST SIXTY (60) DAYS

The following table sets forth all transactions with respect to Class A Shares by or on behalf of the Reporting Persons in the last sixty (60) days. All such Class A Shares were purchased or sold in the open market on the NYSE.

Purchase and sale transactions executed on the same day have been aggregated within a one-dollar price range, where applicable, and the price per share reported in the table below is the weighted average purchase or sale price for those transactions. The Reporting Persons undertake to provide upon request by the SEC staff full information regarding the number of Class A Shares purchased or sold at each separate price.

Reporting Person	Date	Amount of Shares Purchased / (Sold)	Price Per Share
United States Fire Insurance Company	November 6, 2025	686,105	$4.5148[1]
Allied World Insurance Company	November 6, 2025	343,052	$4.5148[1]
Allied World Specialty Insurance Company	November 6, 2025	100,000	$4.5148[1]
Odyssey Reinsurance Company	November 6, 2025	686,104	$4.5148[1]
United States Fire Insurance Company	November 7, 2025	1,513,895	$4.6138[2]
Allied World Insurance Company	November 7, 2025	756,948	$4.6138[2]
Odyssey Reinsurance Company	November 7, 2025	1,513,896	$4.6138[2]
United States Fire Insurance Company	December 16, 2025	276,402	$4.2958[3]
The North River Insurance Company	December 16, 2025	101,800	$4.2958[3]
Allied World Assurance Company, Ltd.	December 16, 2025	72,700	$4.2958[3]
Allied World Insurance Company	December 16, 2025	145,500	$4.2958[3]
Odyssey Reinsurance Company	December 16, 2025	174,600	$4.2958[3]
United States Fire Insurance Company	December 17, 2025	469,047	$4.3571[4]
The North River Insurance Company	December 17, 2025	172,800	$4.3571[4]
Allied World Insurance Company, Ltd.	December 17, 2025	123,400	$4.3571[4]
Allied World Insurance Company	December 17, 2025	246,800	$4.3571[4]
Odyssey Reinsurance Company	December 17, 2025	296,200	$4.3571[4]
United States Fire Insurance Company	December 18, 2025	1,075,467	$4.5532[5]
The North River Insurance Company	December 18, 2025	396,267	$4.5532[5]
Allied World Assurance Company, Ltd	December 18, 2025	283,066	$4.5532[5]
Allied World Insurance Company	December 18, 2025	566,000	$4.5532[5]
Odyssey Reinsurance Company	December 18, 2025	679,200	$4.5532[5]

1 Prices ranging between $4.4550 - $4.5600 per share.

2 Prices ranging between $4.5100 - $4.6800 per share.

3 Prices ranging between $4.2825 - $4.3000 per share.

4 Prices ranging between $4.3350 - $4.3700 per share.

5 Prices ranging between $4.4200 - $4.6000 per share.

Reporting Person	Date	Amount of Shares Purchased / (Sold)	Price Per Share
United States Fire Insurance Company	December 19, 2025	609,400	$4.5375[6]
The North River Insurance Company	December 19, 2025	224,500	$4.5375[6]
Allied World Assurance Company, Ltd	December 19, 2025	160,400	$4.5375[6]
Allied World Insurance Company	December 19, 2025	320,800	$4.5375[6]
Odyssey Reinsurance Company	December 19, 2025	384,900	$4.5375[6]
United States Fire Insurance Company	December 22, 2025	1,683,000	$4.5329[7]
The North River Insurance Company	December 22, 2025	619,800	$4.5329[7]
Allied World Assurance Company, Ltd	December 22, 2025	442,800	$4.5329[7]
Allied World Insurance Company	December 22, 2025	888,000	$4.5329[7]
Odyssey Reinsurance Company	December 22, 2025	1,062,600	$4.5329[7]
Brit Reinsurance (Bermuda) Limited	December 22, 2025	1,303,800	$4.5329[7]
United States Fire Insurance Company	December 23, 2025	595,909	$4.5443[8]
The North River Insurance Company	December 23, 2025	219,456	$4.5443[8]
Allied World Assurance Company, Ltd	December 23, 2025	156,785	$4.5443[8]
Allied World Insurance Company	December 23, 2025	314,419	$4.5443[8]
Odyssey Reinsurance Company	December 23, 2025	376,240	$4.5443[8]
Brit Reinsurance (Bermuda) Limited	December 23, 2025	461,643	$4.5443[8]
United States Fire Insurance Company	December 24, 2025	245,591	$4.6238[9]
The North River Insurance Company	December 24, 2025	90,444	$4.6238[9]
Allied World Assurance Company, Ltd	December 24, 2025	64,615	$4.6238[9]
Allied World Insurance Company	December 24, 2025	129,581	$4.6238[9]
Odyssey Reinsurance Company	December 24, 2025	155,060	$4.6238[9]
Brit Reinsurance (Bermuda) Limited	December 24, 2025	190,257	$4.6238[9]

6 Prices ranging between $4.4550 - $4.5500 per share.

7 Prices ranging between $4.4599 - $4.6000 per share.

8 Prices ranging between $4.5150 - $4.5500 per share.

9 Prices ranging between $4.5800 - $4.6500 per share.

10 Prices ranging between $4.6050 - $4.6700 per share.

Reporting Person	Date	Amount of Shares Purchased / (Sold)	Price Per Share
United States Fire Insurance Company	December 26, 2025	280,500	$4.6384[10]
The North River Insurance Company	December 26, 2025	103,300	$4.6384[10]
Allied World Assurance Company, Ltd	December 26, 2025	73,800	$4.6384[10]
Allied World Insurance Company	December 26, 2025	148,000	$4.6384[10]
Odyssey Reinsurance Company	December 26, 2025	177,100	$4.6384[10]
Brit Reinsurance (Bermuda) Limited	December 26, 2025	217,300	$4.6384[10]
United States Fire Insurance Company	December 29, 2025	632,177	$4.7315[11]
The North River Insurance Company	December 29, 2025	232,945	$4.7315[11]
Allied World Assurance Company, Ltd	December 29, 2025	166,288	$4.7315[11]
Allied World Insurance Company	December 29, 2025	332,753	$4.7315[11]
Odyssey Reinsurance Company	December 29, 2025	399,233	$4.7315[11]
United States Fire Insurance Company	December 30, 2025	4,124,355	$5.1408[12]
The North River Insurance Company	December 30, 2025	1,519,742	$5.1408[12]
Allied World Assurance Company, Ltd	December 30, 2025	1,084,872	$5.1408[12]
Allied World Insurance Company	December 30, 2025	2,170,895	$5.1408[12]
Odyssey Reinsurance Company	December 30, 2025	2,604,614	$5.1408[12]

11 Prices ranging between $4.6500 - $4.7700 per share.

12 Prices ranging between $4.9950 - $5.1900 per share.